Exhibit 2.3


                           Wire One Technologies, Inc
                    Unaudited Pro Forma Financial Information


     In July, 2001, Wire One Technologies, Inc. ("Wire One") acquired the assets and certain liabilities of Advanced Acoustical Concepts, Inc. ("AAC"), an Ohio-based designer of audiovisual conferencing systems. The total consideration was $793,750, which was paid in the form of Company common stock valued at the time of acquisition. On the date of the acquisition, the assets and certain liabilities of AAC were recorded at their fair values, with the excess purchase consideration allocated to goodwill.

     The following unaudited pro forma combined financial statements include the historical financial statements of Wire One and AAC as of and for the six months ended June 30, 2001 and for the year ended December 31, 2000. The unaudited pro forma combined financial statements give effect to the acquisition as if it had occurred on June 30, 2001 for purposes of the unaudited pro forma combined balance sheet, and on January 1, 2000 for purposes of the unaudited pro forma combined statement of operations.

     The pro forma adjustments are based on preliminary estimates and certain assumptions that Wire One and AAC believe are reasonable under the circumstances. With respect to the acquisition, the preliminary allocation of the purchase price to assets and liabilities of AAC reflects the assumption that assets and liabilities are carried at historical amounts which approximate fair market value. The actual allocation of the purchase price may differ from that reflected in the unaudited pro forma financial statements after a more extensive review of the fair market values of the assets and liabilities has been completed as of the acquisition date. When such a review is completed, a portion of the purchase price may be ascribed to intangible assets (other than goodwill) that have amortization lives as opposed to goodwill, which will not be amortized. Thus, the resulting amortization charges, if any, from that portion of the purchase price ascribed to other intangible assets could be different. Severance, office closings and other exit costs related to or arising from the acquisition were not material.

     The following unaudited pro forma combined financial statements are based on assumptions and include adjustments as explained in the accompanying notes. These unaudited pro forma combined financial statements are not necessarily indicative of the actual financial results that would have occurred if the transaction described above had been effective on and as of the dates indicated and may not be indicative of operations in future periods or as of future dates.

                           WIRE ONE TECHNOLOGIES, INC.
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                  JUNE 30, 2001


                                                                            Historical                                  Pro Forma
                                                                   ----------------------------      Pro Forma          Combined
                                                                     Wire One          AAC          Adjustments         Company
                                                                   ------------    ------------    ------------       ------------
ASSETS
Current assets:
   Cash and cash equivalents                                       $    983,781    $     64,270                       $  1,048,051
   Accounts receivable-net                                           30,411,374         726,977                         31,138,351
   Inventory                                                         10,613,891         413,289                         11,027,180
   Deferred income taxes                                                200,000              --                            200,000
   Other current assets                                               1,772,187         118,431                          1,890,618
                                                                   ------------    ------------    ------------       ------------
      Total current assets                                           43,981,233       1,322,967            --           45,304,200

Furniture, equipment and leasehold improvements-net                   9,394,660         362,039                          9,756,699
Goodwill-net                                                         37,439,341              --       2,419,557(1)      39,858,898
Other assets                                                            373,826           4,409                            378,235
                                                                   ------------    ------------    ------------       ------------
      Total assets                                                 $ 91,189,060    $  1,689,415    $  2,419,557       $ 95,298,032
                                                                   ============    ============    ============       ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Bank loan payable                                               $  6,878,433    $         --                       $  6,878,433
   Accounts payable                                                  12,811,257       2,358,657                         15,169,914
   Accrued expenses                                                   1,761,427         168,985                          1,930,411
   Deferred revenue                                                   7,810,096         312,897                          8,122,993
   Customer deposits                                                    112,958         220,254                            333,212
   Current portion of long term debt
      and capital lease obligations                                      65,063         225,766                            290,830
                                                                   ------------    ------------    ------------       ------------
      Total current liabilities                                      29,439,234       3,286,559            --           32,725,793
                                                                   ------------    ------------    ------------       ------------

   Capital lease obligations, less current portion                         --            28,663            --               28,663
                                                                   ------------    ------------    ------------       ------------
      Total liabilities                                              29,439,234       3,315,222            --           32,754,456

Commitments

Stockholders' Equity:
   Common stock                                                           2,140          50,000         (49,985)(1)          2,155
   Additional paid-in capital                                        86,772,047         143,581         650,154(1)      87,565,782
   Accumulated deficit                                              (25,024,361)     (1,819,388)      1,819,388(1)     (25,024,361)
                                                                   ------------    ------------    ------------       ------------
      Total stockholders' equity                                     61,749,826      (1,625,807)      2,419,557         62,543,576
                                                                   ------------    ------------    ------------       ------------
      Total liabilities and stockholders' equity                   $ 91,189,060    $  1,689,415    $  2,419,557       $ 95,298,032
                                                                   ============    ============    ============       ============


              The accompanying notes are an integral part of these
                   unaudited pro forma financial statements.

                           Wire One Technologies, Inc
              Unaudited Pro Forma Combined Statement of Operations
                      For The Year Ended December 31, 2000


                                                                           Historical                                    Pro Forma
                                                                 -----------------------------       Pro Forma            Combined
                                                                   Wire One           AAC           Adjustments           Company
                                                                 ------------     ------------     ------------        ------------
Net revenues                                                     $ 56,033,239     $ 10,199,099     $       --          $ 66,232,338
Cost of revenues                                                   37,773,624        7,436,456             --            45,210,080
                                                                 ------------     ------------     ------------        ------------
Gross margin                                                       18,259,615        2,762,643             --            21,022,258
                                                                 ------------     ------------     ------------        ------------
Operating expenses:
   Selling                                                         14,551,283        2,595,396             --            17,146,679
   General & administrative                                         4,121,303          917,919             --             5,039,222
   Amortization of goodwill                                         1,500,857             --               --             1,500,857
                                                                 ------------     ------------     ------------        ------------
      Total operating expenses                                     20,173,443        3,513,315             --            23,686,758
                                                                 ------------     ------------     ------------        ------------
Loss from operations                                               (1,913,828)        (750,672)            --            (2,664,500)
                                                                 ------------     ------------     ------------        ------------
Other (income) expense:
   Net interest (income) expense                                     (236,930)         369,860             --               132,930
   Other                                                              343,792           20,818             --               364,610
                                                                 ------------     ------------     ------------        ------------
     Total other expenses, net                                        106,862          390,678             --               497,540
                                                                 ------------     ------------     ------------        ------------
Loss before income taxes                                           (2,020,690)      (1,141,350)            --            (3,162,040)

Income tax provision                                                  511,239             --               --               511,239
                                                                 ------------     ------------     ------------        ------------
Net loss                                                           (2,531,929)      (1,141,350)            --            (3,673,279)
                                                                 ------------     ------------     ------------        ------------
Deemed dividends on Series A
  convertible perferred stock                                      13,723,206             --               --            13,723,206
                                                                 ------------     ------------     ------------        ------------
Net loss attributable to common stockholders                     $(16,255,135)    $ (1,141,350)    $       --          $(17,396,485)
                                                                 ============     ============     ============        ============

Net loss per share:
   Basic                                                         $      (1.27)    $      (1.04)    $       --          $      (1.34)
                                                                 ============     ============     ============        ============
   Diluted                                                       $      (1.27)    $      (1.04)    $       --          $      (1.34)
                                                                 ============     ============     ============        ============

Weighted average shares outstanding:
   Basic                                                           12,817,158        1,100,000         (954,571)         12,962,587
                                                                 ============     ============     ============        ============
   Diluted                                                         12,817,158        1,100,000         (954,571)         12,962,587
                                                                 ============     ============     ============        ============


              The accompanying notes are an integral part of these
                   unaudited pro forma financial statements.

                           Wire One Technologies, Inc
              Unaudited Pro Forma Combined Statement of Operations
                     For The Six Months Ended June 30, 2001


                                                                           Historical                                    Pro Forma
                                                                 -----------------------------       Pro Forma            Combined
                                                                   Wire One           AAC           Adjustments           Company
                                                                 ------------     ------------     ------------        ------------
Net revenues                                                     $ 40,707,108     $  4,287,328     $       --          $ 44,994,436
Cost of revenues                                                   27,810,639        3,157,541             --            30,968,180
                                                                 ------------     ------------     ------------        ------------
Gross margin                                                       12,896,469        1,129,787             --            14,026,256
                                                                 ------------     ------------     ------------        ------------
Operating expenses:
   Selling                                                         11,977,120        1,094,129             --            13,071,249
   General & administrative                                         3,159,693          389,479             --             3,549,172
   Amortization of goodwill                                         1,270,722               --             --             1,270,722
                                                                 ------------     ------------     ------------        ------------
      Total operating expenses                                     16,407,535        1,483,608             --            17,891,143
                                                                 ------------     ------------     ------------        ------------
Loss from operations                                               (3,511,066)        (353,821)            --            (3,864,887)
                                                                 ------------     ------------     ------------        ------------
Other expense:
   Net interest expense                                               277,814          285,928                              563,742
   Other                                                               21,761            1,559                               23,320
                                                                 ------------     ------------     ------------        ------------
      Total other expenses, net                                       299,575          287,487             --               587,062
                                                                 ------------     ------------     ------------        ------------
Loss before income taxes                                           (3,810,641)        (641,308)            --            (4,451,949)

Income tax provision                                                     --               --               --                  --
                                                                 ------------     ------------     ------------        ------------
Net loss                                                           (3,810,641)        (641,308)            --            (4,451,949)
                                                                 ------------     ------------     ------------        ------------
Deemed dividends on Series A
   convertible perferred stock                                      4,433,904             --               --             4,433,904
                                                                 ------------     ------------     ------------        ------------
Net loss attributable to common stockholders                     $ (8,244,545)    $   (641,308)    $       --          $ (8,885,853)
                                                                 ============     ============     ============        ============

Net loss per share:
   Basic                                                         $      (0.46)    $      (0.58)    $       --          $      (0.49)
                                                                 ============     ============     ============        ============
   Diluted                                                       $      (0.46)    $      (0.58)    $       --          $      (0.49)
                                                                 ============     ============     ============        ============

Weighted average shares outstanding:
   Basic                                                           17,752,240        1,100,000         (954,571)         17,897,669
                                                                 ============     ============     ============        ============
   Diluted                                                         17,752,240        1,100,000         (954,571)         17,897,669
                                                                 ============     ============     ============        ============


              The accompanying notes are an integral part of these
                    unaudited pro forma financial statements.

                           Wire One Technologies, Inc
           Notes to Unaudited Pro Forma Combined Financial Statements


(1) Records the goodwill associated with the acquisition of AAC as the sum of the purchase consideration of $793,750 and the stockholders' deficit of AAC as of June 30, 2001 which totaled ($1,625,807).